                                                                   Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         TO:      Telkonet, Inc.

         We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our reports dated February 27, 2003 and February 14, 2002, which include explanatory paragraphs regarding the substantial doubt about the Company's ability to continue as a going concern, relating to the consolidated financial statements of Telkonet, Inc., which appear in such Registration Statement and related Prospectus for the registration of 11,714,503 shares of its common stock. We also consent to the references to us under the headings "Experts," "Summary Historical and Unaudited Pro Forma Financial Data" and "Selected Historical Financial Data" in such Registration Statement.

                                /s/ Russell Bedford Stefanou Mirchandani LLP
                                    Russell Bedford Stefanou & Mirchandani LLP




McLean, Virginia
September 23, 2003